Principal Real Asset Fund
Supplement dated September 22, 2023
to the Statement of Additional Information dated August 1, 2023

This supplement updates information currently in the Statement of Additional Information. Please retain this supplement for future reference.

MANAGEMENT OF THE FUND
Under Board Committees, in the Committees table, delete the members of the Audit Committee and replace with the following:

Committee and Independent Board Members
Audit Committee Victor L. Hymes, Chair Leroy T. Barnes, Jr. Frances P. Grieb Elizabeth A. Nickels Mary M. VanDeWeghe

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